UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 6, 2017

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Receives Largest Order in Two Years

Direct Shipments to USA Granted, New Reloadable Smoke Grenades Introduced

SARNIA, ON--(Marketwired - February 6, 2017) - Lamperd Less Lethal, Inc. (OTC: LLLI) Has received a significant new purchase order from one of our distributors which is 140% larger than any order Lamperd has received in the past two years. This order has already been funded and product shipments will commence shortly.  Additionally, as of January 11th the Canada Border Services Agency implemented a new procedures called eManifest. With this program Lamperd can now assure U.S. based customers of timely product deliveries. This method comes at a very opportune time as the need for Lamperd products in the large United States market has never been greater due to many high tension situations. Lamperd  is preparing for a significantly U.S. increased order flow in 2017.

Lamperd  is also introducing new products at this time. The new reloadable Lamperd Smoke Grenade is very effective for crowd control. These have a lightweight design, include a tracer flare and different color smoke options. Lamperd is the only manufacturer for this type of reloadable device. Lamperd also has designed and implemented a new 1.5 oz. Aerial Burst Pepper Spray Grenade which effectively controls everyone within an area of 200 sq. ft. for 20 minutes. There is not another one like this anywhere.

The Canadian Federal Correction System is currently using Lamperd 40mm Launchers and is planning for many more units to be deployed in its facilities. Globally, Lamperd is gaining at lot of interest in different NATO countries and we are preparing sales quotations on a number of products including ammunition orders for millions of rounds.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces of any NATO country. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields.

Safe Harbor for Forward-Looking Statements:
This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Lamperd Less Lethal, Inc.
Barry Lamperd, President & CEO
(519) 344-4445
www.lllico.com or www.lamperdlesslethal.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: February 7, 2016	By:	/s/ Barry Lamperd
Barry Lamperd
President

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